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Exhibit 10.92
                                 LEASE AGREEMENT


         THIS LEASE AGREEMENT (this "Agreement") is made and entered into as of this 1st day of July, 1996, by and between WESTMINISTER HEALTHCARE, INC., a Texas corporation ("Lessor"), and BRITWILL INVESTMENTS - II, INC., a Delaware corporation ("Lessee").

                                    RECITALS

         WHEREAS, Lessor is the owner of the Demised Premises (as hereinafter defined);

         WHEREAS, Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor, the Demised Premises;

         NOW, THEREFORE, for and in consideration of the mutual covenants, conditions and agreements set forth herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. LEASED PROPERTY.

         Upon the terms, covenants and conditions hereinafter set forth, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, all property constituting a part of, or used in the operation of, that certain 138-bed nursing home facility commonly known as Homestead of McKinney, located at 1801 Pearson Avenue, McKinney, Texas (the "Demised Premises"). The Demised Premises includes all of the following property (the "Property"):

                           All of that parcel of land (the "Land") described on Exhibit "A" attached hereto and incorporated herein by reference;

                  (a) All buildings, structures and other improvements (collectively, the "Improvements") now or hereafter located upon the Land, including the building or buildings comprising the nursing home facility presently located thereon;

                  (b) All of the following items of personal property, fixtures and equipment used in conjunction with such Land and Improvements, (collectively, the "Personal Property") now or hereafter installed in or about the Land and the Improvements and owned or leased by Lessor, more particularly described in Exhibit "A-1" attached hereto and incorporated herein by reference.
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         2. TERM.

         This Agreement shall be for an initial term of 20 years (the "Initial Term") commencing on July 1, 1996 (the "Commencement Date"), with two 10-year renewal options (the "Additional Terms"), which Lessee may exercise by notice to Lessor at any time prior to 90 days before the expiration of the immediately preceding Term, provided that Lessee is not in default at the time of such exercise and this Agreement has not otherwise been terminated or extended in accordance with the provisions hereof. The rental rate during any renewal periods shall be based upon a fair market rental as agreed upon by the parties at the time of the extension. Each year from the commencement date or any anniversary date thereof through the date immediately preceding the next anniversary date thereof shall be a "Lease Year." This Agreement shall terminate automatically upon transfer of ownership of the Demised Premises to Lessee pursuant to Section 45 or 46 below. In such event, rent and any other obligations hereunder shall be prorated through the date of such transfer of ownership.

         3. RENT.

         Lessee shall pay to Lessor monthly rent for the Demised Premises as follows:

                  (a) Initial Rent. For the first Lease Year, Lessee shall pay rent of $47,500 per month.

                  (b) Rent Increases. The rent shall increase on the first day of each subsequent Lease Year by an amount equal to the immediately preceding rental amount multiplied by the total of all percentage increases in the applicable daily bed rate, if any, approved by the Medicaid agency for the state in which the Demised Premises is located during the Lease Year just ended; provided that in no event shall the rent ever (i) increase by an amount of more than 6% in any Lease Year, or (ii) decrease. If information regarding Medicaid bed rate percentage increases is not available, the parties shall in good faith seek to utilize a comparable index or otherwise negotiate to obtain a fair rental rate.

                  (c) Payment of Rent. Rent for each calendar month shall be paid on or before the 15th day of such calendar month. Rent shall be made to Lessor at the address specified in the Notices section below, or at such other place as Lessor may from time to time direct. If the Commencement Date falls on other than the first day of the month, rent for the partial month shall be prorated and shall be paid on or before the later of (i) the Commencement Date, or (ii) the 15th day of the calendar month within which the Commencement Date falls.

         4. SECURITY DEPOSIT. Lessee shall deposit with Lessor the sum of $47,500 as security for the full and faithful performance of every provision of this Agreement to be performed by Lessee, which sum shall be delivered on or before the

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Commencement Date. If Lessee has committed an Event of Default (as hereinafter defined), including but not limited to the provisions relating to the payment or rent or any other sum required hereunder, Lessor may apply the security deposit to fund the amount in question, or to compensate Lessor for any other loss, cost or damage which Lessor may suffer by reason of Lessee's default. If any portion of said deposit is used or applied, Lessee shall, within 30 days after written demand therefor, deposit cash with Lessor in an amount sufficient to restore the security deposit to its original amount and Lessee's failure to do so shall be a breach of this Agreement. If Lessee shall fully and faithfully perform every provision to be performed by it, the security deposit or any balance thereof shall be repaid to the Lessee within 10 days after the expiration of this Lease.

         5. PURCHASE OF INVENTORY AND SUPPLIES.

         Lessee will purchase for all cash Lessor's inventory and supplies on hand in the Demised Premises as of the Commencement Date for 70% of the actual cost as documented by invoices and other evidence of cost. The amount of inventory and supplies shall not be materially in excess of the amount customarily retained at the Demised Premises. Lessee and Lessor shall conduct the inventory jointly on a date to be determined by mutual consent prior to the Commencement Date.

         6. TREATMENT OF ACCOUNTS.

         The ownership of accounts receivable and payment of accounts payable for services rendered prior to the Commencement Date shall remain with Lessor. Lessee, however, agrees to use its good faith efforts to collect Lessor's pre-Commencement Date accounts receivable and to pay Lessor's pre-Commencement Date accounts payable (from the proceeds of Lessor's receivables and not from Lessee's own funds). Lessee shall be entitled to retain 5% of all of Lessor's pre-Commencement Date accounts receivable which are collected by Lessee as compensation for this service.

         7. TREATMENT OF EMPLOYEES.

         Up to, but not exceeding, the first 120 days after the Commencement Date (the "Transition Period"), Lesser shall remain the employer of all employees of Lessor involved in the day-to-day operations of the Demised Premises immediately prior to the Commencement Date, although such employees shall report directly to Lessor. Lessee shall reimburse Lessor for the salary, payroll tax and benefit expenses related to employment of the above-referenced employees during the Transition Period; provided, that Lessee shall not be obligated to reimburse for any increases in salaries or benefits, granted without Lessee's consent, over the most recent amounts for those items disclosed to and approved by Lessee prior to the Commencement Date. Lessor shall not, as employer during the Transition Period, take any action with respect to the employees that would in any way impair Lessee's quiet enjoyment of, or its ability to operate, the Demised Premises. No later than the 120th day following the Commencement Date, Lessor shall terminate the employment of and cooperate

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with Lessee to provide for the transfer of employment to Lessee as a successor employer of those employees of Lessor involved in the day-to-day operations of the Demised Premises that are offered employment by Lessee, with such employment by Lessee to be on substantially the same terms and conditions of employment as existed between Lessor and such employees immediately prior to the expiration of the Transition Period. Unless otherwise required by applicable law, employee vacation, holiday, sick pay, retirement and severance benefits, and payroll taxes shall not be prorated at the end of the Transition Period. Instead, Lessor shall pay all such items directly on or prior to the end of the Transition Period and provide satisfactory proof of payment to Lessee.

         8. RECORDS. Lessee shall maintain adequate and customary books and records in connection with its use and occupancy, management and operation of the Demised Premises and any business thereon and all revenues and other sales earned in connection with its business conducted at the Demised Premises. Lessee agrees that such books and records shall be available for review by Lessor at reasonable times and upon reasonable notice. Lessee shall provide Lessor with copies of its quarterly operating statements, profit and loss statements and annual financial statements within 15 days after such statements are available to Lessee.

         9. NET LEASE. This Agreement is intended to be a net lease in that it is the intention of the parties hereto that all expenses and charges related to the ownership and operation of the Demised Premises, whether for upkeep, maintenance, insurance, taxes, utilities, federal, state and municipal requirements and other charges of a like nature or type or otherwise shall be paid by Lessee.

         10. TAXES AND ASSESSMENTS.

                  (a) Obligation to Pay Taxes and Assessments. Lessee agrees to pay before delinquency any and all real and personal property taxes and assessments levied or assessed against the Demised Premises during the term of this Agreement and any other taxes, assessments, or fees levied or assessed against the Demised Premises as a substitute for or in addition to real and personal property taxes. At the commencement and end of the term of this Agreement, such taxes and assessments shall be prorated. Lessee further agrees to pay before delinquency any and all taxes or assessments levied or assessed against the rents required to be paid hereunder or imposed upon the lease documents, including, without limitation, any recording charges. Lessee shall promptly pay when due any and all federal, state and local taxes including without limitation unemployment and sales taxes, levied or assessed with respect to any services or products furnished, used or licensed pursuant to this Agreement and all accounts or other indebtedness of every kind incurred by Lessee in the operation of the Demised Premises.

                  (b) Lessee's Right to Protest. Lessee shall have the right to protest the amount or payment of any real or personal property taxes or assessments

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         which it is required to pay pursuant to this Agreement; provided that
         Lessee adequately protects Lessor's interest in the Demised Premises by bonding or otherwise. Lessee agrees that it shall hold Lessor harmless and defend Lessor from any and all claims, losses or damages resulting from prosecution of such protest by Lessee.

         11. INSURANCE.

                  (a) General and Liability. During the Initial Term and any Additional Term of this Agreement, Lessee shall at all times keep the Demised Premises insured with the kinds and amounts of insurance described below. The policies must name Lessor as an additional insured. Losses shall be payable to Lessor and Lessee as provided in Subsection (d) of this Section. In addition, the policies shall name as an additional insured any mortgagee by way of a standard form of mortgagee's loss payable endorsement. Any loss adjustment shall require the written consent of Lessor, Lessee, and each mortgagee. Evidence of insurance shall be deposited with Lessor and, if requested, with any mortgagee(s). Lessee shall furnish Lessor with a copy of such insurance coverage, or with a certificate of the company issuing such insurance certifying that the same is in full force and effect. Lessee shall timely renew any and all policies required by this Section and furnish evidence of such renewal and the payment of policy premiums at least 30 days prior to the expiration of such policy. The policies on the Demised Premises shall insure against the following risks:

                           (i) Loss or damage by fire and such other risks as
                  may be included in extended coverage insurance, including but not limited to loss or damage from leakage of any sprinkler system now or hereafter installed in the Demised Premises or on the Premises, in amounts sufficient to prevent Lessor or Lessee from becoming a coinsurer within the terms of the applicable policies and in any event in an amount not less than 100% of the then full replacement value thereof (as defined below in Subsection (b) of this Section);

                           (ii) Loss or damage by explosion of steam boilers,
                  pressure vessels or similar apparatus, now or hereafter installed in the Demised Premises, in such limits with respect to any one accident as may be reasonably agreed by Lessor and Lessee from time to time;

                           (iii) Claims for personal injury or property damage
                  under a policy of general public liability insurance with amounts not less than $1,000,000 per claim in respect of bodily injury, $4,000,000 aggregate per claim and $300,000 for property damage;

                           (iv) Claims arising out of medical malpractice in an
                  amount not less than $1,000,000 for each person and for each occurrence;

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                           (v) Such other hazards and in such amounts as may be
                  customary for comparable properties in the area and is reasonably available;

                           (vi) Loss of rental under a rental value insurance
                  policy covering a risk of loss during the six months of reconstruction resulting from the occurrence of any of the hazards described in subsections (i) and (ii) of this Subsection (a) of this Section in an amount sufficient to prevent Lessor from becoming a coinsurer; and

                           (vii) Lessee agrees to procure and maintain
                  throughout the term of this Agreement Worker's Compensation insurance in such amounts as may be required by applicable state laws or regulations.

                  (b) Replacement Cost. The term "full replacement value" of improvements as used herein, shall mean the actual replacement cost thereof, from time to time, less exclusions provided in the normal fire insurance policy.

                  (c) Additional Insurance. In addition to the insurance described above, Lessee shall maintain such additional insurance as may be reasonably required, from time to time, by any mortgagee.

                  (d) Insurance Proceeds. Upon any damage to the Improvements, any insurance proceeds payable as a result of such damage (other than business interruption insurance proceeds), shall be paid to Lessor and held by Lessor in trust and shall be made available for reconstruction or repair, as the case may be, and shall be paid out by Lessor, from time to time, for the reasonable costs of such work. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Demised Premises shall be retained by Lessor and shall be credited against future rental payments due from Lessee under this Agreement. All salvage resulting from any such loss covered by insurance shall belong to Lessor.

                  (e) Damage or Destruction. If, during the Term of this Agreement, the Demised Premises are totally or partially destroyed from a risk covered by the insurance described in Subsection (a) of this Section, Lessor shall, as soon as practicable, restore the Demised Premises to substantially the same condition as existed immediately before the destruction. If the costs of the restoration exceed the amount of proceeds received by Lessor from the insurance required under Subsection (a) of this Section, Lessee shall be solely responsible for paying the difference between the amount of insurance proceeds and such cost of restoration.

                  (f) Restoration of Lessee's Property. If Lessor is required to restore the Demised Premises as provided in Subsection (e) of this Section, Lessor shall not be required to restore alterations made by Lessee, Lessee's improvements,

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         trade fixtures or personal property, such excluded items being the sole responsibility of Lessee to restore.

                  (g) Abatement of Rent. During the period required for repair and restoration, payments of rent provided for in Section 3 shall not be abated until after the exhaustion of business interruption insurance as provided for in Subsection (a)(vi) of this Section. After the exhaustion of business interruption insurance, payments of rent provided in Section 3 shall be abated in the manner and to the extent that is fair, just and equitable to both Lessee and Lessor, taking into consideration, among other relevant factors, the number of useable beds affected by damage or destruction.

                  (h) Blanket Coverage. Notwithstanding anything to the contrary contained in this Section, Lessee's obligation to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy carried and maintained by Lessee; provided, however, that the coverage afforded Lessor will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Agreement.

                  (i) Endorsement and Rating. Lessee shall make timely delivery of policies and certificates of all required insurance to Lessor, each of which shall (i) contain a clause of endorsement to the effect that it may not be terminated or materially amended except after 30 days' written notice to Lessor and Lessee, and (ii) be written by a company having a rating of not less than A+ in the current issue of "Best's Insurance Guide" or a company acceptable to Lessor. All insurance shall comply with and be subject to any underlying mortgage requirements.

                  (j) Waiver of Subrogation. Lessor and Lessee expressly waive any and all rights and claims as against each other for losses and damages to the extent that such losses and damages are required to be covered by insurance, provided that such waiver is not prohibited by the terms of the applicable insurance policies.

         12. INDEMNIFICATION. Lessee agrees to indemnify Lessor against and hold Lessor harmless from any and all liabilities, claims, suits, demands, causes of action, losses, damages, costs and expenses, including attorneys' fees, arising from or in any manner connected with the operation of the business by Lessee, the performance of the terms and conditions of this Lease and any acts or omissions of Lessee in connection with any of the matters contemplated by this transaction. Lessor agrees to indemnify Lessee against and hold Lessee harmless from any and all liabilities, claims, suits, demands, causes of action, damages, costs and expenses, including attorneys' fees, arising from or in any manner connected with Lessor's performance of the terms and conditions of this Lease.

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         13. USE OF DEMISED PREMISES. The Demised Premises shall be used for the purpose of operating a health care facility, nursing home, or such other activities, uses and purposes as are consistent with the use of the Demised Premises as a certified and licensed nursing home.

         14. MAINTENANCE AND REPAIRS. At all times during the term of this Agreement and any renewals thereof, Lessee shall maintain the entire Demised Premises in good condition and repair, ordinary wear and tear excepted. All maintenance and repair work undertaken by Lessee shall be done in a workmanlike manner, leaving the Demised Premises free of liens for labor and material. At the termination of this Agreement, an inspection shall be performed as to condition of paint, carpets, appliances, plumbing, and other interior fixtures, improvements, and finishes etc., together with an inspection report as to the exterior of each building and its surrounding grounds. It is the intent of the parties hereto that the Demised Premises be maintained at all times and returned upon the termination or expiration of this Agreement in a condition equal to that at the time of execution of this Agreement, reasonable wear and tear excepted. In the event that the parties cannot agree to the condition upon termination of this Agreement, then the matter shall be submitted to arbitration as provided for hereinbelow.

         15. CONSTRUCTION OF IMPROVEMENTS TO EXISTING FACILITY. Lessee shall have the right, without the consent of Lessor, to make nonstructural repairs, improvements, alterations and installations to the Demised Premises in an amount of less than $10,000 for each occurrence. All other repairs, improvements, alterations and installations shall require the consent of Lessor, which shall not be unreasonably withheld. Lessee shall make and construct all such repairs, improvements, alterations and installations in accordance with all laws, rules and regulations of applicable governing bodies and agencies, and shall diligently complete such construction once the same has commenced. Lessor shall have no responsibility for said construction or any costs, loss or damage suffered by Lessee in connection therewith. All improvements constructed by Lessee upon the Demised Premises shall, upon termination of this Agreement, belong to Lessor. Lessee shall save and hold Lessor harmless and the Demised Premises harmless from any and all liability of any kind on account of such work or improvement while this Agreement remains in effect. Lessor shall have the right at any time to post the Demised Premises with such notices as may be required to protect Lessor's interest in the Demised Premises from mechanics' liens or other liens of a similar nature.

         16. PERSONAL PROPERTY.

                  (a) Lessee acknowledges that the Personal Property is the property of Lessor and that Lessee has only the right to the exclusive possession and use of the said property as provided herein. Lessee shall keep all of the Personal Property in as good working order and condition as it is in on the date of commencement of this Agreement, and at the expiration of this Agreement shall return and deliver all such Personal Property to Lessor in as good order

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         and condition as when received hereunder, reasonable wear and tear and damage by Acts of God or insurable peril excepted; provided, that Lessee agrees, if necessary for the proper operation of the Demised Premises, or to comply with or maintain all pertinent licensure, certification, insurance policy or other legal requirements and otherwise in accordance with customary practice in the industry, that Lessee shall replace all items of Personal Property which may be damaged or destroyed through no fault or neglect of Lessor or which may become worn out or obsolete during the Term of this Agreement (i.e., the "New Personal Property"), and such New Personal Property and replacements thereof shall be the property of and owned by Lessor. Upon expiration or termination of this Agreement, all Personal Property and New Personal Property shall become the property of Lessor, if not already owned by Lessor, and Lessee shall execute all documents and take any actions reasonably necessary to evidence such ownership.

                  (b) If Lessee expends more than $5,000 in the aggregate to replace any of the Personal Property during the last five years of the Initial Term (and this Agreement is not renewed for an Additional
         Term), Lessor, at its option, shall either (i) pay to Lessee Lessee's depreciated book value (using a five-year straight-line method) for such New Personal Property within 30 days of Lessee's surrender of the Demised Premises, or (ii) allow Lessee to retain ownership of such New Personal Property, in which event, Lessee may claim and remove the same from the Demised Premises within a reasonable time thereafter.

         17. UTILITIES. Lessee shall be responsible for and shall pay for all utilities, including, without limitation, electricity, gas, water, garbage and telephone, and any other services which may be used or furnished to or for Lessee incident to the use and occupancy of the Demised Premises.

         18. LAWS AND REGULATIONS; LICENSING REQUIREMENTS. Lessee shall at its sole cost and expense comply with all laws, statutes, ordinances and regulations of all governmental agencies having jurisdiction over the Demised Premises. The judgment of any court of competent jurisdiction, or the admission of Lessee in any action or proceeding against Lessee, that Lessee has violated any such ordinance, statue, law or regulation applicable to the Demised Premises in the use and occupancy thereof by Lessor shall be conclusive of such fact as between Lessor and Lessee. In addition to the foregoing, Lessee shall, at its own cost and expense, promptly do and provide or perform each and every requirement of any state or federal licensing or certification authority having jurisdiction over the Demised Premises as a health care facility or nursing home.

         19. WASTE AND NUISANCE. Lessee shall not commit, or allow to be committed, any waste upon the Demised Premises, or any public or private nuisance. Lessee shall not use, nor allow the Demised Premises to be used for any improper, immoral,

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unlawful or objectionable purpose or take any actions which would impair the reputation of the Demised Premises or Lessor.

         20. DEFAULT BY LESSEE.

                  (a) Events of Default. The occurrence of any of the following events shall constitute an "Event of Default":

                           (i) If Lessee fails to pay any installment of rent as
                  required by this Agreement, and such failure continues for 5 days after written notice of such failure from Lessor to Lessee; or

                           (ii) If Lessee fails to perform any other covenants
                  or conditions on its part agreed to be performed and such failure to perform other covenants shall continue for 30 days after written notice (or such longer period of time, not to exceed 120 days, as may be reasonably required to cure a matter which Lessee is proceeding diligently to cure but, due to its nature, cannot reasonably be remedied within 30 days) of such failure from Lessor to Lessee; or

                           (iii) If a petition or proceeding under the federal
                  Bankruptcy Act or any amendment thereto is filed or commenced by or against Lessee and said proceedings shall not be dismissed within 60 days following commencement thereof; or

                           (iv) If Lessee is adjudged insolvent or makes an
                  assignment for the benefit of its creditors; or

                           (v) If a receiver is appointed in any proceeding or
                  action to which Lessee is a party with authority to take possession or control of the Demised Premises or the business conducted thereon by Lessee and such receiver is not discharged within a period of 60 days after his appointment; or

                           (vi) If any material license or certification of
                  Lessee necessary for the operation of the Demised Premises as a nursing home facility is revoked or suspended (but not including decertification for Medicare) and Lessee does not obtain reinstatement of the license within 60 days thereafter.


                  (b) Remedies Available to Lessor. If an Event of Default shall occur, Lessor shall have the right, at its election:

                           (i) To reenter the Demised Premises. In conjunction
                  with such reentry, Lessor may elect either to (A) terminate this Agreement, or (B)

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                  repossess the Demised Premises without terminating this
                  Agreement, in which event the obligations of Lessee to pay rent for the balance of the lease term then in effect (but excluding any Additional Term(s) not yet exercised) shall remain. Lessor may reenter and repossess the Demised Premises in the manner contemplated herein without being guilty of trespass.

                           (ii) To cure Lessee's default at Lessee's cost. Any
                  sums paid by Lessor in this regard shall be due immediately from Lessee to Lessor, and shall bear interest at a rate of 10% per annum from the date the sum is paid by Lessor until Lessor is reimbursed by Lessee. The sum, together with interest on it, shall be additional rent.

                           (iii) To sue Lessee for damages for noncompliance
                  with any covenant, agreement or warranty contained in this Agreement or for nonpayment of any sum required to be paid by Lessee to Lessor.

                  (c) Default by Lessor. Any of the following occurrences, conditions or acts by Lessor shall constitute a default hereunder: (i) Lessor's failure to perform any obligation hereunder within 10 days after receipt of written notice from Lessee to Lessor specifying such default and demanding the same be cured; or (ii) Lessor's breach of any representation or warranty hereunder which is not cured within 30 days after receipt of written notice from Lessee to Lessor specifying such default and demanding that the same be cured. Upon the occurrence of a default by Lessor, Lessee shall have any and all remedies available at law and/or in equity.

         21. REMEDIES CUMULATIVE. The remedies conferred by this Agreement upon Lessor and Lessee are not intended to be exclusive, but are cumulative and in addition to all remedies otherwise afforded by law.

         22. CONDEMNATION. In the event the title or possession of the whole of the Demised Premises shall be taken by duly constituted authority in condemnation proceedings under the exercise of the right of eminent domain, this Agreement shall terminate upon the vesting of title or taking of possession pursuant thereto, and Lessee shall make all payments required to be made by Lessee pro rata to the date of such vesting or possession, and Lessee shall be released from all further payment or rent or other obligations or rights under this Agreement. In the event of a partial acquisition of said Demised Premises under condemnation proceedings and both parties agree that it shall not be practicable or economical for Lessee to retain and operate the remainder in accordance with the uses and purposes to which the Demised Premises are then being put, it shall be optional with Lessee to terminate this Agreement and, in the event Lessee so elects, said termination shall be as provided in the preceding sentence.

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                  (a) In the event the parties disagree as to whether it is
         practical or economical for Lessee to retain and operate the remainder in accordance with the uses and purposes to which said premises are then being put, the matter shall be submitted to resolution and arbitration as provided for hereinafter.

                  (b) In the event that title or possession to a portion of the Demised Premises shall be taken and if Lessee elects to continue to use and operate the Demised Premises, or if it shall be practical and economical for Lessee to continue to use and operate the Demised Premises in accordance with the uses and purposes to which the Demised Premises are then being put, this Agreement shall not terminate, but the basic monthly rent after the date of vesting of title or the taking of possession shall be reduced proportionately as agreed to between the parties to the extent of the Demised Premises taken in such proceedings. In the event the parties cannot agree to the reduction, the matter shall be submitted to arbitration as provided for in Section
         37. Termination shall be without prejudice to the rights of either Lessor or Lessee to recover compensation from the condemning authority.

         23. ASSIGNMENT AND SUBLETTING. Except as set forth in the following sentence, Lessee may not transfer, sublet or assign any interest in this Agreement without the prior written consent of Lessor, which Lessor shall not unreasonably withhold. Lessee may, upon prior written notice to Lessor, transfer, sublet or assign any interest in this Agreement to any subsidiary, affiliate or other entity under common control with Lessee without the consent of Lessor, provided that in such event Lessee shall remain liable for the full, faithful and complete performance of this Agreement as provided herein. The consent to any one assignment of subletting shall not be deemed a consent to a subsequent assignment or subletting.

         24. MECHANICS LIENS. Lessee agrees to keep the Demised Premises and all parts thereof at all times free of mechanic's liens and other liens of labor, services, supplies, equipment or material purchased or procured, directly or indirectly by or for Lessee. Lessee, however, shall have the right to contest the validity of the amount of any such lien as filed upon posting a bond in an amount sufficient to discharge any lien, and upon a negative determination of such contest shall immediately pay and discharge any judgment rendered, together with all costs and charges incidental thereto, and shall cause the lien thereof to be released from the Demised Premises. Should Lessee fail, within 90 days after notice of filing of any such lien, to discharge or cause the release of such liens or charges or to contest the same and post bond as provided for above, then Lessor, at Lessor's option, may satisfy said liens by payment thereof; and, in such event, the amount of such payment, together with interest thereon at the rate of 10% per annum from the time the payment is so made until repayment thereof, shall immediately be due and payable by Lessee to Lessor. Upon the commencement of any work or alteration or repair, Lessor shall be permitted to post on and affix to said premises proper notices of nonresponsibility.

         25. SUBORDINATION AND ATTORNMENT.

                  (a) General. Subject to the conditions set forth in this Section, this Agreement is and shall be subordinate to any mortgage or deed of trust now of record or recorded after the date hereof affecting the Demised Premises; provided, however, that Lessee's agreement to subordinate to any future mortgage is conditioned entirely upon the agreement of the lienholder and any subsequent purchaser or acquiror to not disturb Lessee's possession of the Demised Premises as long as Lessee has not committed an Event of Default under this Agreement. In the event of any foreclosure of any mortgage or deeds of trust encumbering the Demised Premises, or any deed in lieu of foreclosure, Lessee shall attorn to and recognize the purchaser at the foreclosure sale or the acquiring party pursuant to the deed in lieu of foreclosure as Lessee's landlord, provided that said purchaser also recognizes Lessee's nondisturbance rights under this Agreement. Lessee shall receive a copy of any notice of default sent to Lessor from any such mortgagee on the Demised Premises and be given the same right to cure as Lessor.

                  (b) Sale by Lessor. In the event of any sale or conveyance by Lessor (or its mortgagee) of the Demised Premises or any part thereof
         (i) the acquiring party shall take subject to this Agreement and the rights of Lessee hereunder, and (ii) the sale shall operate to release Lessor (and any mortgagee) from any further liability under any of the terms, covenants, and conditions contained in this Agreement, express or implied, arising after the date thereof and Lessee shall look solely to the purchaser with respect to any matter arising after such date.

                  (c) Estoppel Certificates. Either party, within 10 days after written request by the other, shall execute and deliver an estoppel certificate which shall, at a minimum, state to the extent of the true facts: (i) that the Agreement provided to the lender, purchaser or other applicable third party is a true and correct copy of the Agreement and that it has not been modified or terminated except as set forth, (ii) that the rentals in the Agreement have not been modified,
         (iii) that there are no other agreements between the parties affecting the Demised Premises, (iv) that there are no disputes existing as to the Agreement, (v) that no party is in default under this Agreement,
         (vi) that there have been no rentals paid more than 30 days in advance, and (vii) any other terms reasonably required, including, but not limited to, a disclaimer from Lessor of any interest in accounts receivable generated from the operation of the Demised Premises (excluding Lessor's receivables provided for under Section 6) and an agreement to turn any such receivables over to Lessee's receivable-based lender, if requested by such lender.

                  (d) Leasehold Financing. As long as no Event of Default exists hereunder, Lessee shall have the right to collaterally assign or mortgage its interest in this Agreement. If Lessee does so, Lessor agrees as follows: (i)

         Lessor shall not agree to any modification, amendment or termination of this Agreement without first obtaining the prior written approval of Lessee's leasehold mortgagee (the "Lessee's Mortgagee"), which approval shall not be unreasonably withheld, provided, however, that this provision shall not impair Lessor's right to terminate this Agreement pursuant to its terms due to Event of Default hereunder; (ii) Lessor shall notify Lessee's Mortgagee in writing of any Event of Default by Lessee under this Agreement at the time notice is sent to Lessee and Lessee's Mortgagee shall then have the right, but not the obligation, to correct any such default within the time allotted to Lessee under this Agreement, provided, however, that no such notification of Lessee's Mortgagee shall be required unless Lessee has provided Lessor with name and current address of Lessee's Mortgagee; (iii) If for any reason whatsoever, including the disaffirmance of rejection of this Agreement in a bankruptcy proceeding, this Agreement shall terminate or come to an end during the term of Lessee's Mortgagee's mortgage, Lessor shall enter into a new lease with Lessee's Mortgagee on the same terms and conditions as this Agreement if Lessee's Mortgagee shall pay Lessor all amounts owed by Lessee under the Agreement, (iv) Lessee's Mortgagee shall not be liable for the performance of this Agreement (subject to subsection (iii) above) except during such time as Lessee's Mortgagee shall be in possession due to foreclosure or other acquisition of the leasehold estate, and upon any permitted subsequent assignment of this Agreement by Lessee's Mortgagee, Lessee's Mortgagee shall remain liable for the performance of the obligations of any Lessee under any substitute agreement entered into between Lessee's Mortgagee and Lessor.

                  Lessor shall enter into an agreement in recordable form with Lessee's Mortgagee, if so requested by Lessee's Mortgagee, containing the foregoing terms and conditions. In no event shall Lessor be liable to pay any such amounts due to Lessee's Mortgagee or under any such leasehold mortgage.

         26. SURRENDER OF POSSESSION. Lessee shall, on or before the last day of the term of this Agreement, surrender possession of the Demised Premises to Lessor, clean and in good condition and repair, ordinary wear and tear excepted. The Demised Premises, upon the surrender of possession, shall be in compliance with all local codes and regulations, notwithstanding that such codes and regulations may not have applied to Lessee during the term of this Agreement.

         27. NOTICES. Any notice, demand or election required or permitted to be given or made hereunder shall be in writing and shall be personally delivered, telecopied with confirmation received, or mailed, certified by registered mail, return receipt requested, addressed to the respective parties as follows:

                  Lessor:            Westminister Healthcare, Inc.
                                     3400 Remington Drive
                                     Plano, Texas 75023
                                     Attention: Mr. Thomas Hu
                                     Telecopy: (214) 596-5559
                                     Telephone: (214) 612-5368


                  With a Copy to:    Vial, Hamilton, Koch & Knox, L.L.P.
                                     1717 Main Street
                                     Suite 4400
                                     Dallas, Texas 75201-7388
                                     Attention: Bruce Howell, Esq.
                                     Telecopy: (214) 712-4402
                                     Telephone: (214) 712-4326
                                                -------


                  Lessee:            BritWill Investments - II, Inc.
                                     c/o Unison HealthCare Corporation
                                     7272 East Indian School Road, Suite 214
                                     Scottsdale, Arizona 85251
                                     Attention: Jerry Walker, President and CEO
                                     Telecopy: (602) 481-6479
                                     Telephone: (602) 423-1954

                  With a Copy to:    Quarles & Brady
                                     One East Camelback, Suite 400
                                     Phoenix, Arizona  85012
                                     Attention:  Robert S. Bornhoft, Esq.
                                     Telecopy: (602) 230-5598
                                     Telephone: (602) 230-5576

         Notice will be deemed to be received when personally delivered (if signed receipt obtained) or telecopied (confirmation received) or three days after mailing. Lessor and Lessee may change their addresses and/or telephone number for purposes of this Agreement by giving notice thereof in accordance with the provisions of this Section.

         28. NOTICE OF ACTION AGAINST LICENSE. Notwithstanding any other provision of this Agreement to the contrary, Lessee shall inform Lessor immediately by telephone, telecopy or telegraph of any action taken, commenced or instituted by any state or federal authority having jurisdiction over the Demised Premises as a health care facility to terminate or revoke any license or certification of Lessee. Such notice shall be given to Lessor at the address or telephone number set forth in the preceding Section.

         29. QUIET ENJOYMENT. If and so long as Lessee is not in default hereunder, Lessor agrees that it will not interfere with the peaceful and quiet occupation and enjoyment of the Demised Premises by Lessee.

         30. REPRESENTATIONS AND WARRANTIES.

                  (a) Lessor. Lessor hereby warrants and represents to Lessee that:

                           (i) Lessor, if other than an individual, is a duly organized and validly existing corporation, incorporated and in good standing under the laws of the State of Texas. Lessor is qualified to do business and in good standing in the state where the Demised Premises is located.

                           (ii) Lessor has full power and authority to execute and to deliver this Agreement and all related documents, and to carry out the transactions contemplated herein. This Agreement is valid, binding and enforceable against Lessor in accordance with its terms.

                           (iii) The Demised Premises is as described in Section 1 of this Agreement, and Lessor is the fee simple owner of the Property. Except as set forth on Exhibit A-2 attached hereto, no portion of the Demised Premises is subject to any liens. There are no mechanics', materialmen's or similar claims or liens presently claimed or, to the best of Lessor's knowledge, which will be claimed against the Demised Premises for work performed or commenced prior to the Commencement Date.

                           (iv) At all times prior to the Commencement Date, Lessor, to the best of its knowledge, properly maintained all material local, state and federal licenses necessary for the lawful operation of the Demised Premises as a nursing home facility (the "Licenses") and, to the best of its knowledge, currently meets all requirements necessary for Lessee to secure the Licenses in its own name as of, or as soon as practicable after, the Commencement Date. There is no action pending or, to the best knowledge of Lessor, recommended by the appropriate local, state or federal agency having jurisdiction thereto, to terminate or rescind or not to renew any of the Licenses or any action of any other type which would have a material adverse effect on the Demised Premises. Lessor, to the best of its knowledge, is not required to submit any notice, report or other filing with any licensing agency or other federal, state or local governmental authority in connection with the execution or delivery or performance by Lessor of this Agreement or the consummation of the transactions contemplated hereby, except such as already have been submitted or filed or will be submitted or obtained in a timely manner.

                           (v) None of Lessor's employees are members of a labor union or subject to a collective bargaining agreement. Lessor is not a party to any labor dispute or grievance.

                           (vi) To the best of Lessor's knowledge, the Demised Premises is in compliance with all currently applicable municipal, county, state and federal laws, regulations, ordinances, standards and orders and with all municipal, health, building and zoning by-laws and regulations (including, without limitation, the building and zoning codes) where the failure to comply therewith or to obtain a waiver therefrom could have a material adverse effect on the business, property, condition (financial or otherwise) or operation of the Demised Premises. There are no outstanding deficiencies or work orders of any authority having jurisdiction over the Demised Premises requiring conformity to any applicable statute, regulation, ordinance or by-law pertaining thereto.

                           (vii) Intentionally omitted.

                           (viii) Except in accordance with, and in full compliance with, any and all applicable governmental laws, regulations and requirements relating to environmental and occupational health and safety matters and hazardous materials, substances or wastes (as defined from time to time under any applicable federal, state or local laws, regulations or ordinances), Lessor has not released into the environment, or discharged, placed or disposed of any such hazardous materials, substances or wastes or caused the same to be so released into the environment or discharged, placed or disposed of at, on or under the Demised Premises or in the operation thereof.

                  (b) Lessee. Lessee hereby warrants and represents to Lessor that:

                           (i) Lessee is a duly organized, validly existing Arizona corporation and is qualified to do business and is in good standing in the state where the Demised Premises is located.

                           (ii) Lessee has full power and authority to execute and to deliver this Agreement and all related documents, and to carry out the transactions contemplated herein. This Agreement is valid, binding and enforceable against Lessee in accordance with its terms.

                           (iii) Lessee will operate the Demised Premises at all times after the Commencement Date in material compliance with all applicable laws.

                           (iv) Except in accordance with, and in full compliance with, any and all applicable governmental laws, regulations and requirements relating to environmental and occupational health and safety matters and hazardous materials, substances or wastes (as defined from time to time under any applicable federal, state or local laws, regulations or ordinances), Lessee, on and after the Commencement Date, shall not release into the environment, or discharge, place or dispose of any such hazardous materials, substances or wastes or cause the same to be so released into the environment or discharged, placed or disposed of at, on or under the Demised Premises or in the operation thereof.

         31. NO WAIVER. No waiver of any default or breach of the terms, covenants, conditions or agreements of this Agreement shall be construed to be a waiver of any succeeding default or breach of the same or of any other term, covenant, condition or agreement hereof; nor shall any custom or practice which may develop between the parties in the administration of this Agreement be construed to waive or lessen the right of Lessor or Lessee to insist upon the performance by Lessee or Lessor in strict accordance with all of the terms, covenants, conditions and agreements of this Agreement. The subsequent acceptance of any payment owed by Lessee to Lessor or of any payment owed by Lessor to Lessee under this Agreement, or the payment of rent by Lessee, shall not be deemed to be a waiver of any preceding breach or default by Lessee or Lessor of any term, covenant, condition or agreement of this Agreement, other than the failure of Lessee or Lessor to make the specific payment so accepted by Lessor or Lessee, regardless of Lessor's or Lessee's knowledge of such preceding breach or default at the time of the making or acceptance of such payment.

         32. INSPECTION AND ENTRY BY LESSOR. Lessor shall have the right to go upon and inspect the Demised Premises at reasonable times during normal business hours upon at least 24 hours' prior notice and at any time upon an emergency. Such entry by Lessor shall not unreasonably interfere with Lessee's use and occupancy of the Demised Premises or with the privacy of Lessee's residents or patients. Lessor shall also have the right to enter the Demised Premises to show such to any prospective purchaser or tenant or any potential or current mortgagee.

         33. POSTING. Lessor at all times has the right to go upon the Demised Premises to post any notice that shall be required or permitted by any law relating to or affecting liability of Lessor for labor performed or materials furnished in or for the Demised Premises. Such entry or posting by Lessor shall be effected in compliance with the immediately preceding Section, and shall not unreasonably interfere with Lessee's use or occupancy of the Demised Premises.

         34. FORCE MAJEURE. Except as otherwise specifically contemplated in this Agreement, in the event that Lessor or Lessee shall be delayed or hindered in, or prevented from, the performance of any act required hereunder (except for the obligation of Lessee to pay rent) by reason of inability to procure materials, delay by the other party, failure of power or unavailability of utilities, riots, insurrection, war or other reason of a like nature not the fault of such party or not within its control, then performance of such act shall be excused for the period of delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

         35. MEMORANDUM OF LEASE. If required by Lessee, Lessor agrees to execute a Memorandum of Lease in recordable form, setting forth such provisions hereof as reasonably may be required by Lessee.

         36. HOLDING OVER. If Lessee continues to occupy the Demised Premises after the expiration of the term of this Agreement, and Lessor elects to accept rent thereafter, a month-to-month tenancy terminable by either Lessor or Lessee on 30 days' notice shall be created, and the rent for such month-to-month tenancy shall be at 125% of the monthly rent in effect immediately prior to expiration. Except for the provisions of this Agreement regarding the rental rate and the term of the Agreement, all other provisions, terms, conditions, covenants and agreements contained in this Agreement shall apply to a month-to-month tenancy.

         37. RESOLUTION OF DISPUTE; ARBITRATION. In the event of any dispute or disagreement between the parties hereto affecting the parties' respective rights in this Agreement, the disputing party shall set forth its position and disagreement in writing and give written notice of the same to the other party that such dispute exists. The parties will make a good faith effort to resolve the dispute or disagreement. If the dispute is not resolved at the expiration of 30 days from the time such notice is received, then the entire matter shall be submitted to arbitration through and in accordance with the rules then existing of the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The arbitrator(s) shall be bound to the strict interpretation and observation of the terms of this Agreement. Any arbitration proceeding shall be conducted in Dallas, Texas.

         38. APPLICABLE LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas (without regard to its rules of conflicts of laws).

         39. HEADINGS. The descriptive headings used in this Agreement are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

         40. AMENDMENT OR MODIFICATION. This Agreement shall not be amended or modified without the prior written consent of the parties hereto.

         41. SEVERABILITY. In event any part or provision of this Agreement shall be determined to be invalid or unenforceable, the remaining portions of this Agreement shall, nevertheless, continue in full force and effect.

         42. TIME. Time is of the essence of this Agreement.

         43. BINDING. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, their estates, heirs, personal representatives, successors in interest and permitted assigns.

         44. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement.

         45. INTENTIONALLY OMITTED.

         46. RIGHT OF FIRST REFUSAL. Lessee shall have a right of first refusal to purchase the Demised Premises upon the following terms and conditions:

                  (a) In the event Lessor shall make an offer to or receive an offer from a party other than Lessee (the "Outside Purchaser") for the sale of the Demised Premises, which offer the recipient desires to accept (the "Outside Purchase Offer"), Lessor shall give written notice of such Outside Purchase Offer to Lessee, which notice shall set forth the material features of such Outside Purchase Offer. Lessee then shall have 30 business days from the date notice is received in which to elect to purchase the Demised Premises on the same terms and conditions as contained in the Outside Purchase Offer, including any financing to be provided by Lessor, such election to be exercised by Lessee giving written notice to Lessor within such 30 business day period.

                  (b) If Lessee elects to purchase the Demised Premises on the terms and conditions contained in the Outside Purchase Offer, the closing shall take place at the time provided in the Outside Purchase Offer or, if no time for the closing is provided therein, the closing shall occur within 90 days after written notice has been given by Lessee to Lessor of Lessee's exercise of such election.

                  (c) If Lessee elects not to purchase the Demised Premises within the 30 day period provided in Subsection (c) above, then Lessor may close the sale thereof with the Outside Purchaser on the same terms and conditions set forth in the notice of such Outside Purchase Offer to Lessee, but subject to Lessee's rights under this Agreement, but excluding Lessee's rights under this Section, which shall lapse upon the closing of the sale to the Outside Purchaser.

         47. TAX ESCROW. Along with each monthly payment of rent, Lessee shall pay to Lessor an amount equal to one-twelfth of the real property taxes that Lessor reasonably estimates will be payable during the next ensuing 12 months in order to accumulate with Lessor sufficient funds to pay all such taxes at least 30 days prior to their respective due dates (the "Tax Escrow Fund"). Lessee hereby pledges to Lessor and grants to Lessor a security interest in any and all monies now or hereafter deposited in the Tax Escrow Fund as additional security for the payment of any and all amounts due and arising under this Lease. Lessor will apply the Tax Escrow Fund to payments of taxes required to be made by Lessee hereunder. If the amount of the Tax Escrow Fund shall exceed at any time the amount due for the next installment of taxes, Lessor shall promptly notify Lessee, and, at Lessee's instruction, either return any excess to Lessee or credit such excess against future payments to be made by Lessee to the Tax Escrow Fund.

         IN WITNESS WHEREOF, Lessor and Lessee have executed this Agreement effective as of the date first set forth above.

                                       LESSOR:

                                       WESTMINISTER HEALTHCARE, INC., a Texas
                                       corporation



                                       By  /S/
                                         --------------------------------------
                                                Its Authorized Agent
                                                   ----------------------------

                                       LESSEE:

                                       BRITWILL INVESTMENTS - II, INC., a
                                       Delaware corporation



                                       By /S/ Jerry M. Walker
                                         --------------------------------------
                                                Jerry M. Walker
                                                President and CEO

                                   EXHIBIT "A"

         Situated in the County of Collin, State of Texas, being a part of the Samuel McFall Survey, Abstract No. 641 also being a part of Lot 3, Block "E" of Heritage, an addition to City of McKinney, Texas according to the amended plat recorded in Volume F, Page 744, Map Records of Collin County, Texas, and being described by metes and bounds as follows:

         Beginning at a 1/2" steel rod found at the northeast corner of said Lot 3, said rod also being at the intersection of the south line of Pearson Avenue a 60' right-of-way and the west line of Graves Street a 50' right-of-way;

         Thence South 02[degree]33'41" West with said west line a distance of
469.67 feet to "X" found cut in concrete at the southeast corner of said Lot 3;

         Thence North 87[degree]09'28" West with the south line of said Lot 3 a distance of 534.92 feet to a set 1/2" steel rod;

         Thence North 02[degree]21'42" East a distance of 266.33 feet to a 1/2" steel rod;

         Thence in a northwesterly direction with a curve to the left having a radius of 310.00 feet (chord bears North 07[degree]28'26" West, 111.27 feet) an arc distance of 111.87 feet to a 1/2" steel rod;

         Thence in a northwesterly direction with a curve to the left having a radius of 284.88 feet (chord bears North 06[degree]04'17" West, 95.53 feet) an arc distance of 95.99 feet to a 1/2" steel rod in said south line of Pearson Avenue;

         Thence in a southeasterly direction with said south line and a curve to the left having a radius of 530.00 feet (chord bears South 84[degree]17'17" East, 58.03 feet) an arc distance of 58.96 feet to a 1/2" steel rod;

         Thence South 87[degree]25'36" East and continuing with said south line a distance of 509.29 feet to the Point-of-Beginning and containing 5,808 acres of land.